EXHIBIT 99.1
                                                                    ------------



FOR IMMEDIATE RELEASE

================================================================================

                     MOVADO GROUP, INC. ANNOUNCES Q1 RESULTS
                      ~ EPS INCREASES TO $0.07 FROM $0.03 ~
                ~ SALES INCREASE 2.7% ON CONSTANT DOLLAR BASIS ~

         PARAMUS, NJ - MAY 29, 2003 -- MOVADO GROUP, INC. (NYSE: MOV), today announced first quarter results for the period ended April 30, 2003.

FIRST QUARTER FISCAL 2004
-------------------------

o Net sales increased 5.1% to $60.2 million compared to $57.3 million last year. On a constant dollar basis, net sales increased 2.7%. This year over year increase was driven by the domestic expansion of Movado and ESQ, international growth of the Tommy Hilfiger watch brand and strong sales of the Company's Coach watches. Sales in the Company's international businesses were negatively impacted by the Iraq war and SARS outbreak.

o    Comparable store sales increased 24.7% at the Company's Movado boutiques.

o    Gross margin remains strong at 60.6%.

o Operating profit increased 42.1% to $2.0 million versus $1.4 million in the year ago period.

o Net income increased to $856,000, or $0.07 per diluted share, compared to $332,000, or $0.03 per diluted share, in the prior year.

Efraim Grinberg, President and Chief Executive Officer, stated, "Our ability to post a strong quarter, particularly a 2.7% constant dollar net sales increase, in a time of continued economic uncertainty and slow domestic and international consumer spending is a testament to the strength of our portfolio of brands. We are also pleased with the strong performance of our Movado boutiques, which was primarily driven by positive consumer reaction to our compelling new product introductions. Developing the luxury lifestyle image of the Movado brand through continued expansion of our boutiques remains an important avenue for

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MOVADO GROUP, INC. ANNOUNCES Q1 RESULTS                                   Page 2


strengthening brand equity and driving top line growth. As such, we have recently signed leases to open a total of four new doors in the Chicago and Boston markets, which will bring our nationwide store count to 16 boutiques."

Rick Cote, Executive Vice President and Chief Operating Officer, commented, "In addition to our strong sales results, we are pleased with the resilience of our gross margin given the continued weakening of the U.S. dollar and the continued shift in product mix during the quarter, and believe it represents a level commensurate with where we expect gross margin to be for the remainder of this fiscal year.

"Over the past few years, we have successfully instituted Company-wide productivity initiatives that have resulted in enhanced levels of operating efficiency and significant cost savings. This year, we will make investments in inventory and infrastructure to drive top line growth. Accordingly, we expect operating expenses to increase relatively in line with sales growth this fiscal year. We also expect inventory levels to increase in support of our boutique expansion."

Mr. Grinberg concluded, "Our priority over the next few years is driving top line growth. Our operating structure is efficient, allowing us to focus on and invest in our brands and growth initiatives. While the geopolitical environment remains uncertain, we are confident in our long-term growth prospects and look to gain further traction as the economic environment improves. As such, we remain comfortable with our previously stated range of diluted earnings per share for the full year of $1.75 to $1.78."

The Company's management will host a conference call today, May 29, 2003 at 10:00 a.m. Eastern Time. A live broadcast of the call will be available on the Company's website: www.movadogroupinc.com. This call will be archived online within one hour of the completion of the conference call.

Movado Group, Inc. designs, manufactures, and distributes Movado, Concord, ESQ, Coach and Tommy Hilfiger watches worldwide, and operates Movado boutiques and Company stores in the United States.




THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FUTURE PERFORMANCE OF MOVADO GROUP THAT INVOLVE RISKS AND UNCERTAINTIES. MOVADO'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR INDICATED BY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE COMPANY'S ABILITY TO SUCCESSFULLY INTRODUCE AND SELL NEW PRODUCTS, CHANGES IN CONSUMER DEMAND FOR THE COMPANY'S PRODUCTS, RISKS RELATING TO THE RETAIL INDUSTRY, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY AND OTHER FACTORS DISCUSSED IN MOVADO'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               MOVADO GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                    APRIL 30,
                                                              ------------------

                                                              2003        2002
                                                              ----        ----


Net sales                                                   $60,170      $57,271

Cost of sales                                                23,730       22,092
                                                            -------      -------

Gross profit                                                 36,440       35,179


Selling, general and administrative expenses                 34,468       33,791
                                                            -------      -------

Operating profit                                              1,972        1,388

Interest expense                                                783          927
                                                            -------      -------

Income before taxes                                           1,189          461

Income tax                                                      333          129
                                                            -------      -------

Net income                                                  $   856      $   332
                                                            =======      =======

Net income per share                                        $  0.07      $  0.03
Shares used in per share computation                         12,348       12,146

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                               MOVADO GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)
                                   (UNAUDITED)

                                                APRIL 30,  JANUARY 31, APRIL 30,
                                                 2003        2003         2002
                                                 ----        ----         ----
ASSETS
------


      Cash and cash equivalents                   $ 34,453   $ 38,365   $ 21,407
      Trade receivables, net                        97,362     94,438     94,223
      Inventories                                  119,445    111,736    106,272
      Other                                         34,440     36,646     26,063
                                                  --------   --------   --------
          Total current assets                     285,700    281,185    247,965
                                                  --------   --------   --------

      Property, plant and equipment, net            39,579     39,939     37,897
      Other assets                                  25,055     24,030     24,304
                                                  --------   --------   --------
                                                  $350,334   $345,154   $310,166
                                                  ========   ========   ========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------


      Loans payable to banks                      $ 18,750   $      0   $ 31,000
      Current portion of long-term debt              5,000          0      5,000
      Accounts payable                              14,436     22,712     15,951
      Accrued liabilities                           18,659     22,735     20,691
      Deferred and current taxes payable            13,202     16,318     11,037
                                                  --------   --------   --------
          Total current liabilities                 70,047     61,765     83,679
                                                  --------   --------   --------

       Long-term debt                               30,000     35,000     35,000
       Deferred and non-current income taxes         4,245      4,229      1,591
       Other liabilities                             8,657      7,948      7,766
       Shareholders' equity                        237,385    236,212    182,130
                                                  --------   --------   --------
                                                  $350,334   $345,154   $310,166
                                                  ========   ========   ========

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